Exhibit 1

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

MERRILL LYNCH CAPITAL TRUST II

(a Delaware Statutory Trust)

UNDERWRITING AGREEMENT FOR

36,000,000 TRUST PREFERRED SECURITIES

Dated: April 25, 2007

	(i) Conditions to Purchase Option Trust Securities	16
	(j) Additional Documents	17
	(k) Termination of Agreement	17

Section 6.	Indemnification.	17

	(a) Indemnification of the Underwriters	17
	(b) Indemnification of Company, Directors and Officers	18
	(c) Actions against Parties; Notification	19
	(d) Settlement without Consent if Failure to Reimburse	19

Section 7.	Contribution	19

Section 8.	Commercial Transaction	21

Section 9.	Representations, Warranties and Agreements to Survive Delivery	21

Section 10.	Termination	21

Section 11.	Default	22

Section 12.	Notices	23

Section 13.	Parties	23

Section 14.	Governing Law	23

Section 15.	Effect of Headings	23

Schedule I

Schedule II

Exhibit A

Exhibit B

Exhibit C

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

MERRILL LYNCH CAPITAL TRUST II

(a Delaware Statutory Trust)

36,000,000 Trust Preferred Securities

Trust Preferred Securities

(Liquidation Amount of $25 per Security)

UNDERWRITING AGREEMENT

April 25, 2007

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

as Representative of the Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Merrill Lynch Capital Trust II (the “Trust”), a statutory trust organized under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. Section 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell 36,000,000 trust preferred securities with an aggregate liquidation amount equal to $900,000,000 (the “Initial Trust Preferred Securities”) to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the “Representative”). In addition, the Trust has granted to the Underwriters, acting severally and not jointly, an option to purchase up to an additional 5,400,000 trust preferred securities (the “Option Trust Preferred Securities” and collectively with the Initial Trust Preferred Securities, the “Trust Preferred Securities”), as provided in Section 2 hereof.

The Trust Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of a trust agreement, to be amended and restated as of the Closing Time (as defined in Section 2 hereof) (as so amended and restated, the “Trust Agreement”), among Merrill Lynch & Co., Inc. (the “Company”, and together with the Trust, the “Offerors”), the trustees named therein (the “Merrill Lynch Capital Trust II Trustees”) and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Trust Agreement is qualified as an indenture under the Trust Indenture Act of 1939, as amended (together with the rules and regulations thereunder, the “1939 Act”). Pursuant to the Trust Agreement, the number of Merrill Lynch Capital Trust II Trustees will initially be five. Three of the Merrill Lynch Capital Trust II Trustees (the “Administrative Trustees”) will be persons who are employees of the Company. The fourth Merrill Lynch Capital Trust II Trustee will be a financial institution unaffiliated with the Company that will serve as property trustee under the Trust Agreement and as indenture trustee with respect to the Trust Preferred Securities for purposes of the 1939 Act (the “Property Trustee”). The fifth Merrill Lynch Capital Trust II Trustee will be a financial institution or an affiliate thereof which maintains a principal place of business in the State of Delaware, meeting the requirements of the Delaware Act (the “Delaware Trustee”). Initially, The Bank of New York, a New York banking corporation, will act as the Property Trustee and The Bank of New York (Delaware), a banking association with its principal place of business in the State of Delaware, will act as the Delaware Trustee until removed or replaced by the holder of the Common Securities. The Trust Preferred Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise pursuant to the Guarantee Agreement, to be dated as of the Closing Time, (the “Guarantee”) between the Company and The Bank of New York, as trustee (the “Guarantee Trustee”). The assets of the Trust will consist of $901,000,000 aggregate principal amount of Income Capital Obligation Notes initially due 2062 (the “ICONs”) of the Company (or up to $1,036,000,000 if the Underwriters exercise the option granted to them in Section 2(b)) which will be issued under a Junior Subordinated Indenture dated as of December 14, 2006, as supplemented by a second supplemental indenture thereto to be dated as of the Closing Time (together, the “Indenture”), among the Company and The Bank of New York, as trustee (the “Indenture Trustee”). Under certain circumstances, the ICONs will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The Trust Preferred Securities, the Guarantee and the ICONs are referred to herein as the “Securities”.

The Offerors wish to confirm as follows their agreement with you and the other several Underwriters on whose behalf you are acting as Representative, in connection with the several purchases of the Trust Preferred Securities by the Underwriters.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-132911), and the Offerors have filed a post-effective amendment thereto, including the related prospectus or prospectuses, each of which registration statement and post-effective amendment became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement, as so amended, covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement, at the time it originally became effective is herein called the “Original Registration Statement” and the second post-effective amendment thereto, at the time it originally became effective, is herein called the “Post-Effective Amendment.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Trust Preferred Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

Section 1.    Representation and Warranties.

(a)        Representations and Warranties by the Offerors The Offerors jointly and severally represent and warrant to the Underwriters as of the date hereof, the Applicable Time referred to in Section 1(a)(2) hereof and as of the Closing Time (as defined below) and as of each Date of Delivery (as defined below), if any (in each case, a “Representation Date”), as follows:

(1)        Status as a Well-Known Seasoned Issuer.  (A)  At the time of filing the Original Registration Statement, (B) at the time of filing the Post-Effective Amendment, (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Trust Preferred Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Guarantee, ICONs and Trust Preferred Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(2)        Registration Statement, Prospectus and Disclosure at Time of Sale.    The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on March 31, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, each of the Indenture, the Guarantee and the Trust Agreement has been duly qualified under the 1939 Act.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement or any applicable amendment thereto by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at each Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time (and if any Option Trust Preferred Securities are purchased, the Date of Delivery), the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 (the “Form T-1”) under the 1939 Act of the relevant trustee.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act), complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Trust Preferred Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 2:38 P.M. (Eastern time) on April 25, 2007 or such other time as agreed by the Offerors and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Trust Preferred Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Trust Preferred Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Trust Preferred Securities or until any earlier date that the issuer notified or notifies the Company as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Offerors by the Underwriters through the Representative expressly for use therein or to that part of the Registration Statement that constitutes the Statement of Eligibility on form T-1 (the “Form T-1”) under the 1939 Act of the relevant trustee.

(3)        Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement and each amendment thereto became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and if any Option Trust Preferred Securities are purchased, the Date of Delivery), did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(4)        No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (such a material adverse change hereinafter referred to as a “Material Adverse Effect”).

(5)        Independent Accountants.    Deloitte & Touche LLP, which has audited certain financial statements of the Company, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(6)        Good Standing.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(7)        Good Standing of Subsidiaries.    Each subsidiary of the Company which is a “significant subsidiary” as defined in Regulation S-X under the 1933 Act (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K of the Company filed with the Commission under Section 13 of the 1934 Act and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the 1933 Act.

(8)        Authorization of this Agreement.    This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(9)        Authorization of Indenture, ICONs, Guarantee and Trust Agreement.    (i)  Each of the Indenture and the Guarantee has been duly authorized by the Company and at the Closing Time will have been validly executed and delivered by the Company and each, when so executed (assuming the due authorization, execution and delivery of such instrument by each other party thereto), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (ii) the ICONs have been duly authorized and, when validly executed and delivered by the Company, authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the holders of the ICONs will be entitled to the benefits of the Indenture and, (iii) the Trust Agreement has been duly authorized by the Company and at the Closing Time will have been validly executed and delivered by the Administrative Trustees named therein and the Company, and the Trust Agreement, when so executed (assuming the due authorization, execution and delivery of such instrument by each other party thereto), will constitute a legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(10)        Authorization of The Trust Preferred Securities and The Common Securities.    The Trust Preferred Securities have been duly and validly authorized by the Trust Agreement and, when validly executed and delivered by the Trust, authenticated in accordance with the provisions of the Trust Agreement and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; holders of Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. The Common Securities have been duly authorized for issuance by the Trust and, when issued and delivered against payment therefor will be validly issued, fully paid and non-assessable, undivided beneficial interests in the assets of the Trust. At the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(11)        Description of Trust Preferred Securities and ICONs.    Each of the Indenture, the Guarantee, the Trust Agreement, the Trust Preferred Securities and the ICONs conform, in each case in all material respects, to the respective statements relating thereto contained in the Prospectus and the General Disclosure Package.

(12)        Administrative Trustees.    The Administrative Trustees of the Trust are employees of the Company and have been duly authorized by the Company to execute and deliver the Trust Agreement.

(13)        Absence of Proceedings.    There is not any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties, or operations thereof or the consummation of the transactions contemplated in this Agreement or the Trust Agreement, the Indenture or the Guarantee or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, property, or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(14)        Possession of Licenses and Permits.    The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(b)        Officer’s Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries, or in the case of the Trust, one of the Administrative Trustees, and delivered to the Representative or counsel for the Underwriters in connection with the offering of Trust Preferred Securities shall be deemed a representation and warranty by the Company or the Trust, as the case may be, to each of the Underwriters as to the matters set forth in such certificate as of the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

Section 2.    Sale and Delivery to the Underwriters; Closing.

(a)        Initial Trust Preferred Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby agrees to sell to each Underwriter, and each Underwriter acting severally and not jointly, hereby agrees to purchase from the Trust, at a purchase price of $25.00 per Trust Preferred Security, the number of Initial Trust Preferred Securities set forth in Schedule I opposite the name of such Underwriter.

(b)        Option Trust Preferred Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants to the Underwriters an option to purchase up to an additional 5,400,000 Option Trust Preferred Securities at the purchase price referred to in Section 2(a). Such option shall expire 30 days from the date hereof, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments in connection with the offering and distribution of the Initial Trust Preferred Securities upon notice by the Representative to the Company setting forth the number of Option Trust Preferred Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Trust Preferred Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed between the Representative and the Company. If the option is exercised as to all or any portion of the Option Trust Preferred Securities, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Trust Preferred Securities then being purchased which the total number of Initial Trust Preferred Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Trust Preferred Securities, subject in each case to such adjustments as the

Representative in its discretion shall make to eliminate any sale or purchases of fractional Trust Preferred Securities.

(c)        Payment.    Payment of the purchase price for, and delivery of the certificates representing, the Initial Trust Preferred Securities to be purchased by the Underwriters shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Offerors, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 11) following the date hereof or such other time as shall be agreed upon by the Representative and the Offerors (each such time and date being referred to as a “Closing Time”). In addition, in the event that any or all of the Option Trust Preferred Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of the certificates representing, such Option Trust Preferred Securities shall be made at the above-mentioned office of Sidley Austin LLP, or at such other place as may be agreed upon by the Representative and the Company, at 10:00 A.M. on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representative for its account or, if applicable, for the respective accounts of the Underwriters of the Trust Preferred Securities to be purchased by them (unless such Trust Preferred Securities are issuable only in the form of one or more global securities registered in the name of a depository or a nominee of a depository, in which event the Underwriters’ interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Trust Preferred Securities and the Option Trust Preferred Securities, if any, which it has severally agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Trust Preferred Securities or the Option Trust Preferred Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)        Commission. The Company agrees that, in view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the ICONs, it shall pay to the Underwriters as compensation for their arranging the investment of the proceeds therein, on the Closing Time and on each Date of Delivery, $0.7875 per Trust Preferred Security.

(e)        Denominations;    Registration. Certificates for the Initial Trust Preferred Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, if any. The certificates for the Initial Trust Preferred Securities and the Option Trust Preferred Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(f)        Covenant by the Underwriters. Each Underwriter agrees not to take any action to permit a public offering of the Trust Preferred Securities in any jurisdiction outside the United States where action would be required for such purpose. Each Underwriter further agrees not to offer or sell any Trust Preferred Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with all applicable laws thereof and, in connection therewith, agrees to comply with the respective restrictions applicable to the jurisdictions specified in the Prospectus with respect to the offer and sale of the Trust Preferred Securities in such jurisdictions.

Section 3. Covenants of the Offerors.    The Offerors covenant with each of the Underwriters as follows:

(a)        Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.  The Offerors, subject to Section 3(b), will comply with the requirements of Rule 430B of the 1933 Act Regulations, if and as applicable, and will notify the Representative as soon as reasonably possible of (i) the effectiveness of any post-effective amendment to the Registration Statement or new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Trust Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will effect the filings required under Rule 424 of the 1933 Act Regulations, in the manner and within the time period required by Rule 424, and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Offerors will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably possible. The Offerors shall pay the required Commission filing fees relating to the Trust Preferred Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)        Notice of Filing Amendments.  The Offerors will give the Representative notice of its intention to file any amendment to the Registration Statement or new registration statement relating to the Trust Preferred Securities or any amendment or supplement to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus or the General Disclosure Package, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and the Offerors will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing or use, and will not file any such amendment or supplement or other documents or use any such amendment, supplement or document in a form to which the Representative or counsel for the Underwriters shall reasonably object.

(c)        Delivery of Registration Statements.  The Offerors have furnished or will deliver to the Representative and counsel for the Underwriters, without charge, upon written request, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)        Delivery of Prospectuses.  The Offerors will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)        Continued Compliance with Securities Laws.  The Offerors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Trust Preferred Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Trust Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Offerors, which the Offerors may request to be in writing, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, which the Offerors may request to be in writing, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be reasonably necessary to correct such statement or omission or to comply with such requirements, and the Offerors will furnish to the Underwriters, without charge, such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Trust Preferred Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Offerors will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)        Blue Sky Qualifications.  The Offerors will use reasonable efforts, in cooperation with the Representative, to qualify the Trust Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may request, and will maintain such qualifications in effect for as long as may be required for the distribution of the Trust Preferred Securities provided, however, that the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Offerors will file such statements and reports as may be required by the laws of each jurisdiction in which the Trust Preferred Securities have been qualified as above provided.

(g)        Final Term Sheet.  The Offerors will prepare a final term sheet, in the form approved by the Representative and included in Schedule II to this Agreement, for the Trust Preferred Securities and will file such term sheet pursuant to Rule 433(d) of the 1933 Act Regulations within the time required by such rule (the “Final Term Sheet”). The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(h)        Earnings Statement.  The Offerors will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)        Reporting Requirements.  The Offerors, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1933 Act and the 1934 Act Regulations.

(j)        Issuer Free Writing Prospectuses.  The Offerors represent and agree that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Offerors, it has not made and will not make any offer relating to the Trust Preferred Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Offerors and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each Offeror represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k)        Listing.  The Offerors will use all reasonable efforts to effect the listing of the Trust Preferred Securities on the New York Stock Exchange.

Section 4.    Payment of Expenses.

(a)        Expenses.  The Company will pay all expenses incident to the performance of the Offerors’ obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement as originally filed and all amendments thereto, and the preparation, printing and delivery of this Agreement, any Agreement among Underwriters, the Indenture, the Trust Agreement, the Guarantee and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Trust Preferred Securities, (ii) the preparation, issuance and delivery of the Trust Preferred Securities, any certificates for the Trust Preferred Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Trust Preferred Securities to the Underwriters, (iii) the fees and disbursements of the Offerors’ counsel, accountants and other advisers or agents (including transfer agents and registrars), (iv) the qualification of the Trust Preferred Securities under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the fee and disbursements of the Offerors’ counsel in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (vii) the fees of rating agencies, (viii) the fees and expenses, if any, incurred in connection with the listing of the Trust Preferred Securities on the New York Stock Exchange or any other national securities exchange, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (“NASD”) of the terms of the sale of the Trust Preferred Securities.

(b)        Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.    Conditions of the Underwriters’ Obligations.    The obligations of the Underwriters to purchase Trust Preferred Securities pursuant hereto at the Closing Time, or the relevant Date of Delivery, as the case may be, are subject to the accuracy of the representations and warranties on the part of the Offerors contained in Section 1, to the accuracy of the statements of the Offerors’ officers made in any or in certificates of the Offerors or any subsidiaries of the Company furnished pursuant to the provisions hereof, to the performance by the Offerors of all of its covenants and other obligations hereunder and to the following further conditions:

(a)        Effectiveness of Registration Statement.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Trust Preferred Securities, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (or any required post-effective amendment providing such information, in accordance with the requirements of Rule 430(B) shall have been filed and become effective under the 1933 Act). The Company shall have paid the required Commission filing fees relating to the Trust Preferred Securities within the time period required by the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) on the cover page of a prospectus filed pursuant to Rule 424(b))

(b)        Opinion of Counsel for Company.  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Offerors, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)        Opinion of Counsel for the Underwriters.  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Sullivan & Cromwell LLP, counsel for the Underwriters, in substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with such additional qualifications and exceptions as shall be acceptable to the Underwriters.

(d)        Opinion of Counsel for the Trust.  At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Morris, Nichols, Arsht & Tunnell LLP, counsel to the Trust, substantially in the form attached as Exhibit B with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.

(e)        Opinion of Counsel for the Property Trustee.  At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Kelley Drye & Warren LLP, counsel to The Bank of New York, substantially in the form attached hereto as Exhibit C with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.

(f)        Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller or the Vice President and Finance Director (Principal Accounting Officer) of the Company, and a certificate signed by one of the Administrative Trustees, in each case dated as of the Closing Time, to the effect that (i) in the case of the certificate to be provided in respect of the Company, there has been no such material adverse change, (ii) the representations and warranties of the Company or the Trust, as the case may be, contained in Section 1 are true and correct with the same force and effect as though made at and as of the Closing Time, (iii) the Company or the Trust, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company’s knowledge, threatened by the Commission.

(g)        Accountant’s Comfort Letter.  At the time of execution of this Agreement and at the Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter in the form and substance satisfactory to the Representative, together with signed or reproduced copies for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i)        Conditions to Purchase Option Trust Preferred Securities.  In the event that the Underwriters exercise the option granted in Section 2(b) hereof to purchase all or any portion of the Option Trust Preferred Securities, the representations and warranties of the Offerors contained herein and the statements in any certificates furnished by the Company or the Trust hereunder shall be true and correct as of each Date of Delivery and, at each relevant Date of Delivery, the Representative shall have received:

(1)        Officer’s Certificates.    A certificate, dated such Date of Delivery, of the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller or the Vice President and Finance Director (Principal Accounting Officer) of the Company and a certificate of an Administrative Trustee of the Trust confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(2)        Opinion of Counsel for Company.    The favorable opinion of Sidley Austin LLP, counsel for the Company, in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Trust Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(3)        Opinion of Counsel for Underwriters.    The favorable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, relating to the Option Trust Preferred Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4)        Opinion of Counsel for the Trust.    The favorable opinion of Morris, Nichols, Arsht & Tunnell LLP, counsel to the Trust, dated such Date of Delivery, relating to the Option Trust Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(5)        Opinion of Counsel for the Property Trustee.    The favorable opinion of Kelley Drye & Warren LLP, counsel to The Bank of New York, dated such Date of Delivery, relating to the Option Trust Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(6)        Comfort Letter.    A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(h)        Additional Documents.  At the Closing Time or Date of Delivery, as the case may be, counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Trust Preferred Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Trust Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representative.

(i)        Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Trust Preferred Securities on a Date of Delivery, which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Trust Preferred Securities may be terminated by the Representative by notice to the Offerors at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any termination and remain in full force and effect.

Section 6.    Indemnification.

(a)        Indemnification of the Underwriters.  The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who is a director, officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

(b)        Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through the Representative expressly for use therein.

(c)        Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Offerors. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, except that the Offerors shall be liable for the fees and expenses of one counsel representing the Representative and the persons controlling the Representative and one counsel representing all other Underwriters and the persons controlling them. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such written request prior to the date of such settlement.

Section 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, from the offering of the Trust Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Trust Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Trust Preferred Securities (before deducting expenses) received by the Offerors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

The relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of the Initial Trust Preferred Securities set forth opposite their respective names in Schedule I, and not joint.

Section 8.    Commercial Transaction. The Company acknowledges and agrees that (i) the purchase and sale of the Trust Preferred Securities pursuant to this Agreement, including the determination of the public offering price of the Trust Preferred Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Offerors, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Offerors, or its respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Offerors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Offerors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Offerors, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Offerors have consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 9.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Trust Preferred Securities to the Underwriters.

Section 10.    Termination.    (a) This Agreement may be terminated by the Representative, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock

Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if the rating assigned by any nationally recognized statistical rating agency to any preferred stock, debt securities or other obligations of the Company as of the date hereof shall have been lowered since the date hereof or if any such rating agency shall have publicly announced that it has placed any preferred stock, debt securities or other obligations of the Company on what is commonly termed a “watch list” for possible downgrading. In the event of any such termination, the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 9 and 13 shall remain in effect.

(b)        Liabilities.  If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 9 shall survive such termination and remain in full force and effect.

Section 11.    Default.    If one or more of the Underwriters participating in an offering of Trust Preferred Securities shall fail at the Closing Time or a Date of Delivery to purchase the Trust Preferred Securities which it or they are obligated to purchase hereunder (the “Defaulted Trust Preferred Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Trust Preferred Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Trust Preferred Securities, then:

(1)        if the aggregate number of Defaulted Trust Preferred Securities does not exceed 10% of the aggregate number of the Trust Preferred Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(2)        if the aggregate number of Defaulted Trust Preferred Securities exceeds 10% of the aggregate number of the Trust Preferred Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Trust Preferred Securities to be purchased and sold on such Date of Delivery shall terminate, without any liability on the part of any non defaulting Underwriter or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Trust Preferred Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

Section 12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center New York, New York 10080, notices to the Company shall be directed to it at 4 World Financial Center, 24th Floor, New York, New York 10080, attention of the Treasurer with a copy to the Corporate Secretary at 222 Broadway, 17th Floor, New York, New York 10038.

Section 13.    Parties.    This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal Representative, and for the benefit of no other person, firm or corporation. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 15.    Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Company and the Trust in accordance with its terms.

Very truly yours,

Merrill Lynch & Co., Inc.

By	/s/ John J. Thurlow
Name: John J. Thurlow
Title: Assistant Treasurer

Merrill Lynch Capital Trust II

By	/s/ Marlene B. Debel
Name: Marlene B. Debel As Administrative Trustee

Confirmed and Accepted,
as of the date first above written:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By	/s/ Michael J. Clarke
Name: Michael J. Clarke
Title: Vice President

For itself and as Representative of the other Underwriters named in Schedule I hereto

Schedule I

Underwriter	Number of Trust Preferred Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,472,000
Citigroup Global Markets Inc.	5,472,000
Morgan Stanley & Co. Incorporated	5,472,000
UBS Securities LLC	5,472,000
Wachovia Capital Markets, LLC	5,472,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	360,000
Barclays Capital Inc.	360,000
Countrywide Securities Corporation	360,000
Deutsche Bank Securities Inc.	360,000
HSBC Securities (USA) Inc.	360,000
ING Financial Markets LLC	360,000
Jefferies & Company, Inc.	360,000
KeyBanc Capital Markets Inc.	360,000
Mellon Financial Markets, LLC	360,000
Morgan Keegan & Company, Inc.	360,000
NatCity Investments, Inc.	360,000
RBS Greenwich Capital	360,000
Santander Securities Corporation	360,000
SunTrust Capital Markets, Inc.	360,000
U.S. Bancorp Investments, Inc.	360,000
Wells Fargo Securities, LLC	360,000
Zions Direct, Inc.	360,000
H&R Block Financial Advisors, Inc.	150,000
A.G. Edwards & Sons, Inc.	150,000
Fifth Third Securities, Inc.	150,000
Goldman, Sachs & Co.	150,000
J.P. Morgan Securities Inc.	150,000
Oppenheimer & Co. Inc.	150,000
Piper Jaffray & Co.	150,000
RBC Dain Rauscher Inc.	150,000
Raymond James & Associates, Inc.	150,000
Charles Schwab & Co., Inc.	150,000
Robert W. Baird & Co. Incorporated	60,000
Blaylock & Company, Inc	60,000
CastleOak Securities, LP	60,000
Davenport & Company LLC	60,000
D.A. Davidson & Co.	60,000
Ferris, Baker Watts, Incorporated	60,000
Fidelity Capital Markets, a division of National Financial Services LLC	60,000
Fixed Income Securities, LP	60,000
J.J.B. Hilliard, W.L. Lyons, Inc.	60,000
Janney Montgomery Scott LLC	60,000
Loop Capital Markets, LLC	60,000
Samuel A. Ramirez & Co., Inc.	60,000
Muriel Siebert & Co., Inc.	60,000
Toussaint Capital Partners, LLC	60,000
Utendahl Capital Partners, L.P.	60,000
Vining-Sparks IBG, Limited Partnership	60,000
The Williams Capital Group, L.P.	60,000

TOTAL	36,000,000

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Schedule II

Issuer Free Writing Prospectus

Filed under Rule 433
File No. 333-132911 and 333-132911-02

Merrill Lynch & Co., Inc.

Term Sheet

Issuer:	Merrill Lynch Capital Trust II

Guarantor:	Merrill Lynch & Co., Inc.

Securities:	Trust preferred securities representing undivided beneficial interests in the assets of the Issuer whose sole assets will consist of the Income Capital Obligation Notes® (“ICONs”) of the Guarantor

Expected Ratings:	A1/A/A+/A high (Moody’s/S&P/Fitch/DBRS). None of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating

Size:	$900,000,000 (36,000,000 million trust preferred securities)

Overallotment Option:	5,400,000 million trust preferred securities

Maturity Date:	June 15, 2062, subject to extension to as late as June 15, 2087

Election Dates:	Each election to extend the maturity date of the ICONs by an additional 5 years may be made on each of June 15, 2012, June 15, 2017, June 15, 2022, June 15, 2027 and June 15, 2032 on the terms set forth in the prospectus supplement

Coupon/Distribution Rate:	6.45% per annum through June 15, 2062; Three-Month LIBOR Rate plus 1.07% thereafter if the maturity date of the ICONs is extended

1st Coupon/Distribution:	June 15, 2007 and quarterly thereafter

Day Count:	30/360 until June 15, 2062; actual/360 thereafter if the maturity date of the ICONs is extended

Payment Deferral:	Distributions may be deferred for up to 10 years on the terms set forth in the prospectus supplement

Step Up:	None

DRD/QDI Eligible:	Not eligible

Redemption:	On or after June 15, 2012 at $25 per trust preferred security plus accrued and unpaid distributions and prior to that date on the terms set forth in the prospectus supplement

®	Income Capital Obligation Notes is a registered service mark of Merrill Lynch & Co., Inc.

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Make-Whole Premium:	If applicable, to be determined at a discount rate equal to the Treasury Yield plus 25 basis points

Liquidation Amount /Par:	$25 per trust preferred security

Trade Date:	April 25, 2007

Settle:	May 2, 2007 (T+5)

Expected Listing:	NYSE

Public Offering Price:	$25 per trust preferred security

Net Proceeds (before expenses) to Issuer:	$871,650,000

Sole Structuring Advisor and Sole Bookrunner:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Sr. Co-Managers:	Citigroup, Morgan Stanley, UBS Investment Bank, Wachovia Securities

Jr. Co-Managers:

Barclays Capital, BB&T Capital Markets, Countrywide, Deutsche Bank Securities, HSBC, ING Financial Markets, Jefferies & Co., KeyBanc Capital Markets, Mellon Financial Markets, LLC, Morgan Keegan & Company, Inc., National City Capital Markets, RBS Greenwich Capital, Santander Investment, SunTrust Robinson Humphrey, U.S. Bancorp Investments, Inc., Wells Fargo Securities, Zions Direct, Inc.

CUSIP/ISIN:	59024T203/US59024T2033

_____________________________

Merrill Lynch & Co., Inc and Merrill Lynch Capital Trust II have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and other documents filed with the SEC and incorporated by reference in such documents for more complete information about Merrill Lynch & Co., Inc., Merrill Lynch Capital Trust II and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov, as listed below. Alternatively Merrill Lynch, Pierce, Fenner & Smith Incorporated will arrange to send you these documents if you request them by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408.

You may access the documents listed below on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

•	Preliminary prospectus supplement dated April 23, 2007:

http://www.sec.gov/Archives/edgar/data/65100/000119312507087311/d424b5.htm

•	Prospectus dated April 23, 2007:

http://www.sec.gov/Archives/edgar/data/65100/000119312507087166/dposasr.htm

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Exhibit A

Opinion of Sidley Austin LLP

(i)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)        The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and in the Prospectus and to enter into and perform its obligations under, the Underwriting Agreement.

(iii)        The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(iv)        Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; all of the issued and outstanding capital stock of MLPF&S has been duly authorized and validly issued and is fully paid and non-assessable, and to the best of our knowledge, all of such capital stock owned by the Company directly or indirectly through subsidiaries, free and clear of any pledge, lien, encumbrance, claim or equity.

(v)        The ICONs have been duly and validly authorized and established in conformity with the provisions of the Indenture by all necessary corporate action by the Company and when the ICONs have been duly executed, authenticated and delivered against payment therefor in accordance with the provisions of the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the holders of the ICONs will be entitled to the benefits of the Indenture.

(vi)        The Indenture has been duly authorized, executed and delivered by the Company and, upon the due authorization, execution and delivery thereof by each other party thereto, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(vii)        The Guarantee has been duly authorized, executed and delivered by the Company and, upon the due authorization, execution and delivery thereof by each other party thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(viii)        Each of this Agreement and the Trust Agreement has been duly authorized, executed and delivered by the Company.

(ix)         Each of the Indenture, the Trust Agreement, and the Guarantee has been duly qualified under the 1939 Act.

(x)        Each of the Trust Preferred Securities, the Trust Agreement, the Guarantee, the Indenture and the ICONs conform in all material respects to the statements relating thereto in the General Disclosure Package and the Prospectus insofar as such statements purport to summarize certain provisions of such securities or documents.

(xi)        The execution and delivery of, and performance by the Company of its respective obligations under this Agreement, the Indenture, the Guarantee, the Trust Agreement, the ICONs and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the General Disclosure Package and the Prospectus and the consummation of the transactions contemplated in this Agreement and in the General Disclosure Package and the Prospectus (including the issuance and sale of the Trust Preferred Securities by the Trust and the issuance and sale of the ICONs by the Company and the use of the proceeds from the sale of the ICONs as described under the caption “Use of Proceeds”) and compliance by the Company with its respective obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, events, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets properties, assets or operations.

(xii)        The Registration Statement has been become effective under the 1933 Act; any required filing of each prospectus relating to the Trust Preferred Securities (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xiii)        The Registration Statement, including without limitation the Rule 430B Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which we need express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xiv)        The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xv)        No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its respective obligations under this Agreement or under the Indenture, the Guarantee, the Trust Agreement or the ICONs, or in connection with the transactions contemplated under this Agreement other than under the 1933 Act, the 1933 Act Regulations, which have been obtained, or as may be required under the 1933 Act, the 1933 Act Regulations or state securities or blue sky laws.

(xvi)        The information in the Prospectus under “Certain United States Federal Income Tax Consequences”, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is correct in all material respects.

(xvii)        Neither the Company nor the Trust is, or, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Nothing has come to our attention that has caused us to believe that the Original Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Forms T-1, as to which we need make no statement), at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that has caused us to believe that the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

Exhibit B

Opinion of Morris, Nichols, Arsht & Tunnell LLP

(i)        The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made.

(ii)        Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the statutory trust power and authority to own property and conduct its business, as described in the Issuer General Use Free Writing Prospectus, the Preliminary Prospectus Supplement dated April 23, 2007 and the Prospectus dated April 25, 2007.

(iii)        Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the statutory trust power and authority (a) to execute and deliver, and to perform its obligations under, this Agreement and (b) to issue and perform its obligations under the Trust Preferred Securities and the Common Securities.

(iv)        Under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust. This Agreement has been duly executed and delivered by the Trust.

(v)        The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (A) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ right and remedies, as from time to time in effect, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (C) considerations of public policy or the effect of applicable law relating to fiduciary duties.

(vi)        The Trust Preferred Securities have been duly authorized for issuance by the Trust Agreement and, when issued, executed and delivered in accordance with the terms of the Trust Agreement against payment therefor as set forth in this Agreement, will be duly and validly issued and, subject to the qualifications set forth in this paragraph (vi) below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The holders of the Trust Preferred Securities, as beneficial owners of the Trust (the “Securityholders”), are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Securityholder who is, was or may become a named trustee of the Trust. Such counsel may note that the Securityholders may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay a sum sufficient to cover any taxes or governmental charges arising from transfers or exchanges of Trust Preferred Securities certificates and the issuance of

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replacement Trust Preferred Securities certificates and (b) provide security, and/or indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and powers under the Trust Agreement.

(vii)        Under the Delaware Statutory Trust Act and the Trust Agreement, (A) the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights and (B) the Trust is not authorized to issue any securities other than the Trust Preferred Securities and the Common Securities.

(viii)        The Common Securities have been duly authorized for issuance by the Trust Agreement and, when paid for in accordance with the Trust Agreement, will be duly and validly issued and subject to the terms of the Trust Agreement fully paid undivided beneficial interests in the assets of the Trust; and under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Common Securities is not subject to preemptive or other similar rights.

(ix)        Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Act and the filing of documents with the State Office) or employees in the State of Delaware, no authorization, approval, consent or order of any governmental authority or agency of the State of Delaware or, based solely on the Docket Search, an order of any Delaware Court, is required to be obtained by the Trust solely as a result of the issuance and sale of the Trust Preferred Securities, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement or the performance by the Trust of its obligations thereunder. The execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement, the performance by the Trust of its obligations thereunder and the issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities will not violate (A) the Certificate or the Governing Instrument or (B) any applicable law or administrative regulation of the State of Delaware.

(x)        Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes, and that the Securityholders are viewed for federal income tax purposes as owners of either all of, or their liquidation and accrued but unpaid share of, the ICONs held by the Trust, the Securityholders (other than those holders of the Trust Preferred Securities who are partners or S corporation shareholders for federal income tax purposes in such holders of Trust Preferred Securities or Securityholders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware).

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Exhibit C

Opinion of Kelley Drye & Warren LLP

(i)        The Bank of New York has been duly organized and is validly existing in good standing as a banking corporation under the laws of the State of New York.

(ii)        The Bank of New York has the corporate power and authority to enter into, and perform its obligations under, the Agreement and has duly authorized, executed and delivered the Agreement. Assuming that the Agreement is the legal, valid, binding and enforceable obligation of the Issuer, the Agreement constitutes the legal, valid and binding obligation of The Bank of New York, enforceable against The Bank of New York in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and the application of equitable principles in any action, at law or in equity.

(iii)        The execution and delivery of the Agreement and the performance by The Bank of New York of its terms do not conflict with or result in a violation of the Articles of Association or By-laws of The Bank of New York.

(iv)        No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of The Bank of New York is required in connection with The Bank of New York’s execution and delivery of the Agreement.

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